Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 filed pursuant to Rule 462(b) of Securities Act of 1933 of the reference to us under the heading “Experts” and our report dated March 11, 2015 on the consolidated financial statements of Franklin Financial Network, Inc. included in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-201528) and related Prospectus of Franklin Financial Network, Inc. for the registration of its common stock.

/s/ Crowe Horwath LLP

Franklin, Tennessee

March 25, 2015